Exhibit 99.1

FOR IMMEDIATE RELEASE
February 13, 2007
Contact:
Patrick M. Fox
Seneca Gaming Corporation
716-299-1100

SENECA GAMING CORPORATION ANNOUNCES
FIRST QUARTER 2007 RECORD RESULTS

Niagara Falls, NY — Seneca Gaming Corporation (“SGC”, or the “Company”) today reported its first quarter (“First Quarter 2007”) financial results for the three months ended December 31, 2006.  SGC is a wholly owned, tribally chartered corporation of the Seneca Nation of Indians (“Nation”) that operates all of the Nation’s Class III gaming operations in Western New York. SGC, through its wholly owned subsidiaries, Seneca Niagara Falls Gaming Corporation (“SNFGC”) and Seneca Territory Gaming Corporation (“STGC”), operates two casinos in Niagara Falls, New York (Niagara Territory) (“Seneca Niagara Casino and Hotel”) and Salamanca, New York (Allegany Territory) (“Seneca Allegany Casino”), respectively.

First Quarter Fiscal 2007 Financial Results Summary

Consolidated Results.  For the First Quarter 2007 and for the three months ended December 31, 2005 (“First Quarter 2006”), consolidated net revenues were $140.2 million and $108.9 million, respectively, an increase of $31.3 million, or 29%. This increase was primarily due to higher net gaming revenues of $28.4 million, or 27%, related to the favorable financial impact of our December 2005 opening of 35,000 square feet of additional gaming space at Seneca Niagara Casino and Hotel, as well as the impact of lodging revenues at the luxury hotel in Niagara Falls, which was substantially open at December 31, 2005 and completely open at March 31, 2006.

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SGC/FIRST QUARTER
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SGC’s consolidated earnings before interest, taxes, depreciation, and amortization (“EBITDA”) was $49.7 million for the First Quarter 2007, compared to $34.6 million in the First Quarter 2006, an increase of $15.1 million, or 44%. The increase in EBITDA reflects the impact of higher revenues offset by increased operating expenses for labor and benefits ($6.1 million), state slot exclusivity fees ($4.2 million), pre-opening expenses ($1.6 million) and advertising costs ($1.2 million).  The increase in labor costs over the prior year is primarily due to additional employees to staff the luxury hotel and related amenities at Seneca Niagara Casino and Hotel.  Both net revenues and EBITDA are first quarter record results for SGC.  The majority of the increase in pre-opening expenses relate to the development and construction of the Seneca Buffalo Creek Casino.  Advertising costs increased in support of the new luxury hotel and amenities, as well as several entertainment events during the quarter.  SGC’s consolidated Adjusted EBITDA (EBITDA plus pre-opening expenses) was $54.4 million for the First Quarter 2007 compared to $37.6 million for the First Quarter 2006, or an increase of 45%. Consolidated net income for the First Quarter 2007 was $31.5 million compared to $21.3 million for the First Quarter 2006, an increase of $10.2 million, or 48%.

Seneca Niagara Casino and Hotel Revenues and EBITDA.   For the First Quarter 2007, Seneca Niagara Casino and Hotel’s net gaming revenues were $96.4 million compared to $69.6 million in the First Quarter 2006, an increase of $26.8 million, or 39%.  Total net revenues for the First Quarter 2007 increased to $103.3 million from $73.4 million over the comparable prior year period, an increase of $29.9 million, or 41%.   Seneca Niagara Casino and Hotel generated EBITDA for the First Quarter 2007 and First Quarter 2006 of $42.6 million and $23.6 million, respectively, or an increase of $19.0 million, or 80%. Adjusted EBITDA for the First Quarter 2007 was $42.6 million compared to $26.6 million for the First Quarter 2006, an increase of $16.0 million, or 60%.

The overall net revenue increase at the Seneca Niagara Casino and Hotel is primarily attributable to an increase in net slot revenue, from $58.5 million in the First Quarter 2006 to $80.6 million in the First Quarter 2007, an increase of $22.1 million, or 38%.  Net table games revenue increased $4.8 million, or 44% during the comparative periods, due to a 20% increase in table drop in the First Quarter 2007, along with an increase in overall table games hold percentage, from 14.8% for the First Quarter 2006 to 17.9% for the First Quarter 2007.

Seneca Allegany Casino Revenues and EBITDA.  During the First Quarter 2007 and 2006, Seneca Allegany Casino had net gaming revenues of $35.4

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SGC/FIRST QUARTER
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million and $34.0 million, respectively, an increase of $1.4 million, or 4%.  Total net revenues at Seneca Allegany Casino were $36.9 million for the First Quarter 2007 and $35.5 million for the First Quarter 2006, an increase of $1.4 million, or 4%.  Seneca Allegany Casino generated EBITDA for the First Quarter 2007 and First Quarter 2006 of $11.1 million and $11.3 million, respectively, or a decrease of $0.2 million, or 2%. Adjusted EBITDA for the First Quarter 2007 was $12.1 million compared to $11.3 million for the First Quarter 2006, an increase of $0.8 million, or 6%.

The increase in net revenue at Seneca Allegany Casino was attributable to a $1.5 million increase in net slot revenue, reflecting the positive impact of more favorable weather in December 2006 in relation to December 2005, and increased marketing promotions.  This increase was partially offset by a decrease of $0.1 million in net table games revenue, due to a 7% decline in table games drop for the First Quarter 2007 compared with the First Quarter 2006.  Seneca Allegany Casino’s performance in the First Quarter 2007 was impacted by the on-going construction of the 212-room resort hotel, planned to open by the end of March 2007 and the transition of gaming equipment in December 2006 from the temporary casino to the new 70,000 square foot casino opened completely on December 28, 2006 as part of the 212-room resort hotel.

Brian Hansberry, Interim President and Chief Executive Officer of SGC, stated the following: “I am very pleased with the operating results at our Seneca Niagara Casino & Hotel. The operating performance has exceeded our expectations. For the First Quarter 2007, Seneca Niagara Casino and Hotel generated incremental EBITDA and Adjusted EBITDA of $19.0 million and $16.0 million, respectively, as compared to the comparable 2006 three-month period, and our EBITDA margin was over 41% for the First Quarter 2007. Our First Quarter 2007 net revenues and EBITDA were records for this property.  The operating performance at our Seneca Allegany Casino for the First Quarter 2007 was relatively flat with the comparable 2006 period. Our performance was adversely impacted by on-going construction disruption during the First Quarter 2007, especially as we transitioned from our temporary gaming floor to our new permanent gaming floor, which officially opened on December 28, 2006. Our future efforts will continue to focus on expanding the demographic and geographic profile of our gaming patrons and improving our operating margins, while managing our new amenities at Seneca Allegany Casino and Hotel in an efficient manner.”

Expansion Projects

During the First Quarter 2007, SGC has spent $68.4 million for construction

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SGC/FIRST QUARTER
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costs and the purchase of property and equipment, including $50.5 million for the construction and equipping of the resort hotel at Seneca Allegany Casino, and $11.0 million for the closeout of construction costs related to Seneca Niagara Casino and Hotel. The remaining balance of capital expenditures relates to other construction and equipment purchases for both casinos.

The Seneca Allegany Casino resort hotel project is substantially complete, and we expect to open the hotel, with its restaurants and other amenities, on or before March 31, 2007.  The estimated total cost to construct and equip the resort hotel is between $156.0 and $167.0 million.

Barry E. Snyder, Sr., Chairman of the SGC Board of Directors commented: “We are very excited about the unveiling of another successful project with the planned opening of our new 212-room resort hotel on the Nation’s Allegany Territory in March 2007. The addition of this hotel with its amenities will make this facility the only full service Class III gaming and entertainment complex in its region.  Regarding our plans for our Buffalo Creek Casino, we continue to move forward in the construction and equipping of a temporary Class III gaming facility on our Buffalo Creek Territory, in spite of the existing legal challenges before us.   We remain confident, but have no assurance, that these challenges will be resolved in our favor.  We plan to open the approximate 6,000 square foot temporary facility containing approximately 125 slot machines and a snack bar by May 31, 2007.  Recently, we have reluctantly accepted the resignations of John Pasqualoni as President and CEO, and Joe D’Amato as Chief Operating Officer, for personal reasons.  John and Joe have been integral in creating and developing the Seneca Gaming Corporation into one of the premier gaming and entertainment companies in the United States.  They will be missed but they are leaving in place an executive team that has the experience and talent to continue to achieve and build on the success that the gaming corporation has experienced since our beginning.  We are pleased that Brian Hansberry has accepted the Board of Directors’ unanimous election to the position of Interim President and Chief Executive Officer.  Brian held the position of general manager of Seneca Niagara Casino and Hotel and prior to that was general manager of Seneca Allegany Casino, which he helped to open.  Brian brings many years of significant casino management experience to the post.  The Board is confident that under his leadership and with the support of a strong management team, the Seneca Gaming Corporation will continue to thrive as an economic engine for the Seneca Nation of Indians, and for the Western New York community.”

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SGC/FIRST QUARTER
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Non-GAAP Financial Measure

EBITDA is a non-GAAP financial measure, but is commonly used in the gaming industry as a measure of performance and basis for valuation of gaming companies. A reconciliation of net income to EBITDA is provided at the end of this press release.

SGC defines EBITDA as earnings before interest, taxes, depreciation and amortization. SGC defines Adjusted EBITDA as EBITDA plus pre-opening expense. SGC’s calculation of EBITDA and Adjusted EBITDA may be different from the calculation used by other companies and therefore comparisons of EBITDA and Adjusted EBITDA may be limited. EBITDA and Adjusted EBITDA should not be construed as a substitute for operating income or net income, as they are determined in accordance with generally accepted accounting principles.

Forward-Looking Statements

This earnings release contains certain forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. The words “believe”, “estimate”, “anticipate”, “intend”, “plan”, “expect”, “will”, “continue”, “evaluate”, and words of similar meaning, with references to SGC and its management, indicate forward looking statements. Similarly, statements that describe our plans or goals are all forward-looking statements. Forward-looking statements involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward looking statements contained in this earnings release, including, but not limited to our ability to complete our hotel expansion project on schedule and within the referenced estimated cost range, our ability to construct and open our third casino in Erie County, the outcome of the Buffalo Creek litigation and its potential impact on our expansion plans and operations, our ability to make the Nation’s gaming operations into the premier destination and entertainment facilities in Western New York, our ability to operate our facilities in an efficient manner, our ability to expand our geographic penetration and market share, our ability to improve operating margins and our ability to provide economic benefits to the Seneca Nation of Indians or to the Western New York community. Additional information concerning potential factors that could affect SGC’s financial condition, results of operations, and expansion projects are described from time to time in SGC’s periodic reports filed with the SEC, including, but not limited to, SGC’s Annual Report on Form 10-K. These Reports may be viewed free of charge on

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SGC/FIRST QUARTER
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the SEC’s website, www.sec.gov, or on SGC’s website, www.senecagamingcorporation.com.

SGC disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this earnings release.

Earnings Conference Call

The Chairman of the Board Barry E. Snyder, Sr. and Seneca Gaming Corporation senior management will host an earnings conference call for investors and other members of the financial community on February 15, 2007 at 11:00 AM EST. Interested parties may participate in this call by dialing 800-862-9098, pass code SENECA. A rebroadcast of this earnings conference call will be available for 14 days by dialing 800-723-0498, pass code SENECA.

Contact: Patrick M. Fox, Chief Financial Officer for additional information at 716-299-1100.

SENECA GAMING CORPORATION
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)  ($000’s omitted)

	December 31,	September 30,
	2006	2006
Assets

Current assets:
Cash and cash equivalents	$53,255	$78,195
Short-term investments	39,600	62,300
Receivables from affiliates	223	410
Other receivables, net	1,992	2,139
Inventories	2,760	2,734
Other current assets	7,194	6,268

Total current assets	105,024	152,046

Property and equipment, net	647,304	615,207
Restricted cash	26,040	25,800
Other long-term assets	48,277	47,323

Total assets	826,645	840,376

Liabilities and Shareholders’ Equity

Current liabilities:
Trade payables	7,192	4,939
Construction payables - SCMC	27,263	52,489
Distributions payable to Nation	36,000	24,000
Exclusivity fees payable	6,996	7,263
Accrued interest	6,042	15,104
Customer point liability	11,334	11,632
Accrued regulatory costs	16,722	14,700
Other current liabilities	19,985	26,271

Total current liabilities	131,534	156,398

Long-term debt	494,597	494,347
Total liabilities	626,131	650,745

Capital:
Retained earnings	200,514	189,631

Total liabilities and capital	$826,645	$840,376

SENECA GAMING CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)  ($000’s omitted)

	Three Months Ended:
	December 31,	December 31,
	2006	2005

Revenues:
Gaming	$141,273	$110,039
Food and beverage	13,269	9,786
Lodging	4,658	—
Retail, entertainment and other	5,245	4,722
Less: promotional allowances	(24,266)	(15,631)
	140,179	108,916

Expenses:
Gaming	32,980	28,040
Food and beverage	11,297	8,810
Lodging	2,367	—
Retail, entertainment and other	3,570	3,012
Advertising, general and administrative	35,258	31,420
Pre-opening costs	4,679	3,056
Depreciation and amortization	11,076	7,071

Total operating expenses	101,227	81,409

Operating income	38,952	27,507
Other non-operating expenses	(286)	—
Interest income	1,403	1,528
Interest expense	(8,563)	(7,749)

Net income	$31,506	$21,286

SENECA GAMING CORPORATION
CONSOLIDATED STATEMENT OF CASH FLOWS
(UNAUDITED)  (‘000’s OMITTED)

	Three Months Ended:
	December 31,	December 31,
	2006	2005
Cash flows relating to operating activities:

Net income	$31,506	$21,286
Adjustments to reconcile net income to net cash provided by operating activities -

Depreciation and amortization	11,076	7,071
Amortization of deferred financing costs and debt discount	808	787
Provision for bad debts	77	107
Other	—	8
Change in operating assets and liabilities:
Current assets	(695)	189
Long-term assets	(10)	—
Current liabilities	(11,638)	(9,193)

Net cash provided by operating activities	31,124	20,255

Cash flows relating to investing activites:
Purchases of property and equipment	(68,399)	(58,700)
Land acquisition costs	(2,125)	(12,663)
Payment to collateralize letter of credit	(240)	(34,055)
Sales (purchases) of investments, net	22,700	(1,909)

Net cash used in investing activities	(48,064)	(107,327)

Cash flows relating to financing activities:
Payment of deferred financing costs	—	(345)
Distributions paid to the Nation	(8,000)	(4,585)

Net cash used in financing activities	(8,000)	(4,930)

Net decrease in cash	(24,940)	(92,002)

Cash balances:
Beginning of period	78,195	142,467

End of period	$53,255	$50,465

SENECA GAMING CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Three months ended December 31, 2006
(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$31,007	$8,020	$(4,087)	$(3,434)	$31,506
Depreciation	8,547	2,529	—	—	11,076
Interest, net	3,013	568	354	3,225	7,160

EBITDA	42,567	11,117	(3,733)	(209)	49,742
Pre-opening costs	—	941	3,737	—	4,678

Adjusted EBITDA	$42,567	$12,058	$4	$(209)	$54,420

SENECA GAMING CORPORATION
Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
Three months ended December 31, 2005
(UNAUDITED) ($000’s omitted)

	SNFGC	STGC	SEGC	SGC	Consolidated

Net Income (loss)	$17,740	$7,543	$(294)	$(3,703)	$21,286
Depreciation	4,708	2,363	—	—	7,071
Interest, net	1,145	1,443	246	3,387	6,221

EBITDA	23,593	11,349	(48)	(316)	34,578
Pre-opening costs	3,004	—	52	—	3,056

Adjusted EBITDA	$26,597	$11,349	$4	$(316)	$37,634